                                                                    Exhibit 10.1

                Form of Non-Employee Director Stock Option Grant
                (for options issued commencing January 1, 2001)

                              NON-EMPLOYEE DIRECTOR
                               STOCK OPTION GRANT
                             PURSUANT TO THE KAISER
                        1997 OMNIBUS STOCK INCENTIVE PLAN

         1) GRANT OF STOCK OPTION. Kaiser Aluminum Corporation ("KAC") and
Kaiser Aluminum & Chemical Corporation ("KACC"), both Delaware corporations
(collectively, the "Company"), hereby evidence that the Company has granted to
___________________ ("Optionee") the right, privilege and option as herein set forth (the "Stock Option") to purchase ______ shares of common stock, $.01 par value per share, of KAC (as more fully defined in Attachment I - "Definitions
Applicable to Certain Terms", which is incorporated herein and made a part hereof, the "Option Shares") in accordance with the terms of this document (this
"Stock Option Grant").

         The Stock Option is granted pursuant to the Kaiser 1997 Omnibus Stock
Incentive Plan (the "Plan") and is subject to the provisions of the Plan, a copy of which has been furnished to Optionee and which is hereby incorporated in and made a part of this Stock Option Grant, as well as to the provisions of this
Stock Option Grant. By acceptance of the Stock Option, Optionee agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Stock Option Grant.

         All capitalized terms used herein shall have the meanings provided in the Plan document unless otherwise specifically provided in this Stock Option
Grant, including Attachment I. The Stock Option is a Nonqualified Stock Option
under the Plan and is not intended to qualify as an "incentive stock option"
within the meaning of Section 422 of the Code.

         All Option Shares, when issued to Optionee upon the exercise of this
Stock Option, shall be fully paid and nonassessable.

         2) OPTION TERM. Subject to earlier termination as provided herein, or in the Plan, the Stock Option shall expire on ____________ ("Expiration Date").
The period during which the Stock Option is in effect shall be referred to as the "Option Period".

         3) OPTION EXERCISE PRICE. The exercise price per Option Share (the
"Option Price") at which Optionee may purchase such Option Shares subject to the
Stock Option shall be $______ per Option Share. Such Option Price shall be subject to adjustment as provided in the Plan and this Stock Option Grant. The
Company shall notify Optionee within thirty (30) days of any change in the
Option Price.

         4) VESTING. The Stock Option may be exercised during the Option Period only to the extent it has become a "Vested Option." Subject to the terms of
Paragraph 6 below, the Stock Option shall become a Vested Option ______________.

         5) METHOD OF EXERCISE. To exercise the Stock Option, Optionee shall deliver written notice to the Company stating the number of Option Shares with respect to which the Stock Option is being exercised together with payment for such Option Shares. Payment shall be made (i) in cash or its equivalent, (ii) by tendering previously acquired Shares having an aggregate Fair Market Value (as defined in the Plan) at the time of exercise equal to the total Option Price
(provided that the Shares which are tendered must have been held by Optionee for at least six months prior to their tender to satisfy the Option Price) or (iii)
by a combination of (i) and (ii).

         The Stock Option may be exercised by Optionee or, in the case of death, by the executor or administrator of Optionee's estate, or the person or persons to whom Optionee's rights under the Stock Option shall pass by will or by the applicable laws of descent and distribution, or in the case of Disability (as defined in the Plan), by Optionee's personal representative.

         6) TERMINATION OF DIRECTORSHIP. Termination of Optionee as a member of the Boards of Directors of KAC and KACC shall affect Optionee's rights under the
Stock Option as follows:

                  (a) Termination by Death. If Optionee's membership on the
         Boards of Directors of KAC and KACC is terminated as a result of the death of Optionee, the Stock Option shall be exercisable as to all
         Option Shares from date of death through and including the end of the
         Option Period.

                  (b) Termination as a Result of Disability. If Optionee's
         membership on the Boards of Directors of KAC and KACC is terminated as a result of the Disability of Optionee, the Stock Option shall be exercisable as to all Option Shares from the date the Optionee terminates his membership on the Boards of Directors of KAC and KACC as a result of such Disability through and including the end of the Option
         Period.(1)

                  (c) Termination Other than by Death or Disability. If
         Optionee's membership on the Boards of Directors of KAC and KACC is terminated prior to the earlier of (i) ____________ or (ii) the ______
         annual meeting of sharehholders of KAC for any reason other than the death or Disability of Optionee, the Stock Option shall terminate and be of no further effect immediately upon Optionee's termination of membership on the Boards of Directors of KAC and KACC.(1)

         7) REORGANIZATIONS. The existence of the Stock Option shall not affect in any way the right or power of the Company and its Subsidiaries (as defined in
Attachment I) or the issuers of Attributable Securities or its or their stockholders to make or authorize any and all Distribution Events (as defined in
Attachment I) and any and all other adjustments or other changes in the capital structure or business of the Company or its Subsidiaries or the issuers of
Attributable Securities (as defined in Attachment I), any and all issuances of bonds, debentures, common stock, preferred or prior preference stock, warrants, rights or other securities, whether or not affecting the Option Shares or the rights thereof, any dissolution or liquidation of the Company or any Subsidiary, any sale or other divestiture or transfer of all or any part of the assets or business of the Company or any Subsidiary or any issuer of Attributable
Securities and any and all other corporate acts or proceedings, whether of a similar character or otherwise.

         8) ADJUSTMENTS. If any one or more Distribution Events affects the
Shares such that an adjustment in the Stock Option is appropriate in order to prevent dilution or enlargement of the rights of Optionee, the Board shall make appropriate adjustment to the number and kind of Shares or securities issuable in respect of the Stock Option and to the Option Price, or if deemed appropriate, make provision for the payment of cash or other property in respect of the Stock Option. In addition, the Board may make adjustments in the terms and conditions of the Stock Option in recognition of unusual or nonrecurring events affecting the Company or its financial statements or of changes in applicable laws, regulations or accounting principles in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available to Optionee under this Stock Option Grant and the Plan.

         9) NO RIGHTS IN OPTION SHARES. Optionee shall have no rights as a stockholder in respect of Option Shares until Optionee becomes the holder of record of such Option Shares.

         10) OPTION SHARES RESERVED.  The Company shall at all times during the Option Period reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Stock Option.

         11) NONTRANSFERABILITY OF STOCK OPTION. The Stock Option granted pursuant to this Stock Option Grant is not transferable other than by will, the laws of descent and distribution or by qualified domestic relations order. The
Stock Option will be exercisable during Optionee's lifetime only by Optionee or by Optionee's guardian or legal representative. No right or benefit hereunder shall in any manner be liable for or subject to any debts, contracts, liabilities, or torts of Optionee.

         12) AMENDMENT AND TERMINATION. Except as permitted herein or by the
Plan, no amendment or termination of the Stock Option shall be made by the Board at any time without the written consent of Optionee. No amendment of the Plan will adversely affect the rights, privileges and options of Optionee under the
Stock Option without the written consent of Optionee.

         13) NO GUARANTEE OF DIRECTORSHIP. The Stock Option shall not confer upon Optionee any right with respect to continuance as a member of the Board, nor shall it interfere in any way with any right the Company would otherwise have to terminate Optionee's membership on the Board or other service at any time.

         14) WITHHOLDING OF TAXES. The Company shall have the right to deduct or withhold, or require Optionee to remit to the Company, an amount sufficient to satisfy all federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising under this Stock Option Grant or any exercise or other action or event hereunder.

         15) NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Board
makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Stock
Option.

         16) SEVERABILITY. In the event that any provision of the Stock Option shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the
Stock Option, and the Stock Option shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

         17) GOVERNING LAW. The Stock Option shall be construed in accordance with the laws of the State of Texas to the extent federal law does not supersede and preempt Texas law.

Executed effective as of the _____ day of ___________, ____.

                                             "COMPANY"

                                             KAISER ALUMINUM CORPORATION

                                             By:_______________________________
                                             Printed Name:_____________________
                                             Title:____________________________

                                             KAISER ALUMINUM & CHEMICAL
                                                CORPORATION

                                             By:_______________________________
                                             Printed Name:_____________________
                                             Title:____________________________

         Accepted effective as of the ____ day of ____________, ____.

                                             "OPTIONEE"

                                             By:_______________________________
                                             Printed Name:_____________________
                                             Title:____________________________

                                                                    ATTACHMENT I

                    NON-EMPLOYEE DIRECTOR STOCK OPTION GRANT

                     DEFINITIONS APPLICABLE TO CERTAIN TERMS

"ATTRIBUTABLE SECURITIES" - see the definition of "Option Share".

"DISTRIBUTION EVENTS" means any and all distributions, dividends, recapitalizations, forward or reverse splits, reorganizations, mergers, consolidations, spin-offs, combinations, repurchases, share exchanges or other similar corporate transactions or events.

"MARKETABLE SECURITIES" means securities (a) of a class that is registered under the Securities Exchange Act of 1934, as amended, (b) for which sales prices or bid and asked prices are regularly quoted and (c) that, if issued and delivered to Optionee upon exercise of the Stock Option, would not be subject to any restriction on resale, other than any restriction arising from Optionee's being an Affiliate or Insider (as defined in the Plan) of the issuer of such
Marketable Securities.

"OPTION SHARE" means (a) one Share as constituted on ____________ (an "Original
Share") and (b) in the event of any one or more successive Distribution Events, all Marketable Securities ("Attributable Securities") into which or for which an
Original Share or any Attributable Securities may be converted or exchanged or that a stockholder may have the right to receive in respect of such Original
Share or Attributable Securities.

"ORIGINAL SHARE" - see the definition of "Option Share".

"SHARE" means one share of common stock, par value $.01 per share, of KAC.

"SUBSIDIARY" - see Section 2.32 of the Plan. For avoidance of doubt, KACC shall be considered a Subsidiary of KAC so long as KAC has a majority voting interest in KACC, and KAC shall be considered to have a majority voting interest whether it holds such interest directly or indirectly through one or more Subsidiaries.

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(1)     For Stock Options granted to non-employee directors prior to June 1,
        2001, Paragraph 6 provides that if the Optionee's membership on the
        Board of Directors of KAC and KACC terminates for any reason other than death, the Stock Option continues to vest in accordance with Paragraph
        4 and all vested options shall be exercisable through the end of the Option Period.  For Stock Options issued after June 1, 2001,
        Paragraph 6 reads as shown above.